                                                                  EXHIBIT 10.27


                                    SUBLEASE




                                 by and between








                              KENNEDY-WILSON, INC.,


                             a Delaware corporation


                                  as Sublessor,




                                       and




                                   ETOYS INC.,
                             a Delaware corporation
                                  as Sublessee,



                                       at


                   2950 31st Street, Santa Monica, California


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                                    SUBLEASE


          THIS SUBLEASE ("Sublease") dated for reference purposes as of this 8th day of November, 1999 by and between KENNEDY-WILSON, INC., a Delaware corporation (the "Sublessor"), and eTOYS INC., a Delaware corporation (the "Sublessee") with regard to the following facts:


                                 R E C I T A L S

          A. Sublessor is the tenant under that certain Office Lease ("Original Lease") dated September 9, 1991, as amended by that certain First Amendment of Office Lease and Parking License Agreement dated August 10, 1992 ("First Amendment") (the First Amendment and Original Lease are collectively referred to herein as the "Master Lease") with Spieker Properties, L.P. ("Landlord"), successor-in-interest to Barclay Curci Investment Company, pursuant to which Sublessor leased from Landlord certain space located in 2950 31st Street, Santa Monica, California ("Building") consisting of approximately 25,021 square feet of rentable area located on the third floor of the Building as more particularly described in the Master Lease ("Master Premises").

          B. Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, the portion of the Master Premises located on the third (3rd) floor of the Building, which portion consists of approximately 14,402 rentable square feet (the "Premises"), as shown on the attached Exhibit "A", upon the terms, covenants and conditions set forth in this Sublease.


         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. CAPITALIZED TERMS. All capitalized terms when used herein shall have the same meaning as is given such terms in the Master Lease, unless expressly superseded by the terms of this Sublease.

          2. SUBLEASE. Sublessor hereby subleases to Sublessee and Sublessee hereby sub-leases from Sublessor, the Premises, subject to the terms, covenants and conditions set forth in this Sublease. Sublessor represents to Sublessee as follows: (i) Sublessor has delivered true and complete copies of the Master Lease to Sublessee; (ii) that there are no written or oral modifications to the Master Lease; (iii) the Master Lease is in full force and effect; (iv) Sublessor is not in default under the Master Lease; (v) Landlord is not in default under the Master Lease; and (vi) Sublessor has not assigned its interest in the Master Lease or subleased any part of the Premises, other than pursuant to a Sublease Agreement by and between Sublessor and Beverly Hills Studios dated September 5, 1995, as subsequently amended by a First Amendment to Sublease Agreement dated January 30, 1996, (collectively, the "Prior Sublease"). It shall be Sublessor's sole responsibility to terminate the Prior Sublease and deliver the Premises to Sublessee in

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accordance with the terms and conditions of this Sublease. Notwithstanding anything to the contrary contained in the Master Lease, Sublessee shall deliver the Premises to Sublessor at the expiration or sooner termination of the Term in the same condition as the Premises were in at the commencement of the Term hereof, reasonable wear and tear excepted, with the exception that any improvements constructed by Sublessee pursuant to the requisite approvals may remain and need not be removed and/or restored, unless removal and/or restoration is required under the Master Lease by the Landlord on or before the expiration or sooner termination of this Sublease.

          3.   TERM.

               (a) TERM. The term ("Term") of this Sublease shall commence on the date the Landlord delivers written consent to this Sublease to Sublessor and Sublessee and the existing subtenant, Beverly Hills Studios, vacates the Premises (the "Commencement Date"), subject to Sublessor providing ten (10) business days prior written notice of the availability of the Premises for Sublessee's occupancy, and shall expire on January 9, 2002, unless sooner terminated pursuant to any provision of this Sublease or the Master Lease (the "Termination Date"). Notwithstanding anything to the contrary contained herein, if Sublessor fails to deliver possession of the Premises to Sublessee by that day which is the 90th day (the "Outside Date") following the delivery of and execution by Landlord, Sublessee and Sublessor of this Sublease and Landlord's Consent, time being of the essence, Sublessee may terminate this Sublease by written notice to Sublessor given on the Outside Date, and any sums paid by Sublessee in advance on account of this Sublease with respect to the Premises shall be returned to Sublessee within thirty (30) days. The provisions of this Section shall survive the termination of this Sublease.

               (b) CONDITION OF PREMISES. Sublessor shall deliver exclusive possession of the Premises in its "as-is, where-is" condition, with no obligation to perform any tenant improvements or provide funds to perform such tenant improvements, to Sublessee free of all furnishings and equipment on the Commencement Date, together with all keys to the Premises in Sublessor's possession, except for one (1) set. Sublessor agrees that Sublessor shall not remove from the Premises any cabinets or millwork which have become permanently affixed to the Premises.

          4. BASIC RENT. Effective as of the Commencement Date, Sublessee shall pay to Sublessor, or its designee, as rent for the Premises equal monthly payments of Twenty Five Thousand Nine Hundred Twenty Three and 60/100ths Dollars ($25,923.60) ("Basic Rent"), in advance, on the first day of each month during the Term of this Sublease. Basic Rent and all other payments of rent and other sums under this Sublease shall be payable by Sublessee without notice, demand, reduction or set-off, except as specifically provided in the Lease or Master Lease, in lawful money of the United States of America to Sublessor or its agent at the address set forth in this Sublease, or to such other person or such other places as Sublessor may from time to time designate in writing. If the Term begins or ends on a day other than the first or last day of a month, the Basic Rent for the partial month shall be prorated on the basis of actual days in the month, and if the Term commences on any day other than the first (1st) day of a calendar month, the Basic Rent for the first partial month shall be prorated. Sublessee shall be responsible for the

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payment of any Expenses (operating expenses, real property taxes and insurance)
with respect to the Premises, utilizing the calendar year 2000 for the "Base Year".

          5. SUBLEASE. As applied to this Sublease, the words "Landlord" and "Tenant" and "Premises" as used in the Master Lease shall be deemed to refer to Sublessor and Sublessee and Premises hereunder, respectively. Sublessee and this Sublease shall be subject in all respects to the terms and rights of the Landlord under the Master Lease. Except as otherwise expressly provided herein, the covenants, agreements, terms, provisions and conditions of the Master Lease, insofar as they relate to the Premises and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the Landlord and the Tenant under the Master Lease shall be deemed the rights and obligations of Sublessor and Sublessee respectively hereunder and all of the foregoing shall be binding upon and inure to the benefit of Sublessor and Sublessee respectively except as contradicted by the terms hereof. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control only to the extent they are inconsistent with the terms of the Master Lease and their respective counterpart provisions in the Master Lease shall be excluded only to such extent.

          6. EXCLUDED PROVISIONS. The provisions of Sections 1 (except for after-hours HVAC), 2(a), 3, 4(c), 4(d), 10, 39(c), 40, 43, 44, 45, 46, 47, and
48, and Exhibits A, B, C, D, E and H of the Original Lease and the First Amendment shall not apply to this Sublease. With respect to the provisions of the Master Lease, Sublessor agrees not to enforce any of the provisions of the Master Lease against Sublessee unless such obligations are being enforced against Sublessor.

          7.   SUBLESSOR'S PERFORMANCE UNDER MASTER LEASE; LANDLORD DEFAULT.

               (a) Sublessee recognizes that Sublessor is not in a position to render any of the services or to perform any of the obligations required by Landlord by the terms of the Master Lease. Therefore, notwithstanding anything to the contrary contained in this Sublease, Sublessee agrees that performance by Sublessor of its obligations hereunder, including without limitation, the Landlord's obligations under the Master Lease are conditional upon due performance by the Landlord of its obligations under the Master Lease, and Sublessor shall not be liable to Sublessee for any default of the Landlord under the Master Lease, unless such default is the result of Sublessor's default as tenant under the Master Lease (and not as a result of a default of Sublessee hereunder). Sublessee shall not have any claim against Sublessor by reason of the Landlord's failure or refusal to comply with any of the provisions of the Master Lease, unless such failure or refusal is a result of Sublessor's act, failure to act, or breach of the Master Lease (and not as a result of a default of Sublessee hereunder), and Sublessee shall pay Basic Rent and all other charges provided for herein without any abatement, deduction or set-off whatsoever, unless such abatement, deduction or set-off is permitted under the terms of this Sublease, including without limitation, as permitted under the Master Lease as incorporated herein. Sublessee covenants and warrants that it fully understands and agrees to be subject to and bound by all of the covenants, agreements, terms, provisions

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and conditions of the Master Lease, except as modified herein. Furthermore,
Sublessee and Sublessor further covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the tenant thereunder beyond any applicable notice and cure periods.

               (b) Whenever the consent of Landlord shall be required by, or Landlord shall fail to perform its obligations under the Master Lease, Sublessor agrees to use commercially reasonable efforts to obtain such consent and/or performance from Landlord on behalf of Sublessee.

               (c) So long as Sublessee is not in default under this Sublease beyond any applicable notice and cure periods, Sublessor covenants as follows:
(i) not to voluntarily terminate the Master Lease, (ii) not to modify the Master Lease so as to adversely affect Sublessee's rights or obligations hereunder,
(iii) to take all commercially reasonable actions necessary to preserve the Master Lease, including without limitation, the payment of rent and all other sums payable by Sublessor thereunder (except due to a default of Sublessee hereunder beyond any applicable notice and cure periods) and (iv) to perform the covenants, agreements, terms, provisions or conditions contained in the Master Lease (except to the extent they are the obligation of Sublessee hereunder) and to comply with the terms of this Sublease. Sublessor shall indemnify, protect, defend and hold Sublessee harmless from all claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with the breach by Sublessor of any of the covenants set forth in the immediately preceding sentence, except to the extent caused by the negligence or willful misconduct of Sublessee.

               (d) If Sublessor fails, after using commercially reasonable efforts, to cause the Landlord to observe and/or perform its obligations under the Master Lease, Sublessee shall have the right, but not the obligation, upon prior written notice to Sublessor, to bring an action in Sublessor's name to accomplish such purpose and Sublessor, upon Sublessee's reasonable request and at Sublessee's sole cost and expense, shall reasonably cooperate with Sublessee in this regard. Notwithstanding the foregoing, if such default or failure of performance of the Landlord is due to a default by Sublessor as tenant under the Master Lease (except due to a default of Sublessee hereunder), all costs of Sublessee to enforce the Master Lease against Landlord shall be paid by Sublessor within thirty (30) days of receipt of written demand therefor. Sublessee shall defend, indemnify and hold Sublessor harmless from all claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with any such action by Sublessee, unless such actions are required as a result of Sublessor's breach of any of its covenants set forth in items (i) - (iv) above.

          8. CONSENT OF LANDLORD. Upon the execution of this Sublease, Sublessor shall submit this Sublease to Landlord for Landlord's approval. This Sublease shall not be effective until Landlord has signed and delivered to Sublessor and Sublessee their written consent to this Sublease. In the event, for any reason whatsoever, the Landlord's consent to this Sublease is not delivered to Sublessor and Sublessee on or before that day which is the thirty-first (31st) day after submittal to Landlord of the Sublease executed by

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Sublessor and Sublessee and the submittal of all information required by
Landlord per the Master Lease, either party hereto may, in their respective sole discretion, cancel this Sublease by giving written notice to the other party before such consent of the Landlord is actually delivered to Sublessor and Sublessee. Upon such termination, Sublessor shall promptly refund to Sublessee any amount deposited hereunder with respect to the Premises, and this Sublease shall be of no further force or effect. The parties hereto shall not bring any claim against each other for any loss, cost, expense, damage or injury caused by or arising out of the failure of Landlord to consent to this Sublease.

          9. EFFECT OF SUBLEASE AND LANDLORD'S CONSENT. Notwithstanding this Sublease and any consent of Landlord to this Sublease:

               (a) Such consent to this Sublease will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease. By Landlord's consent hereto, Landlord does not consent or agree to any modifications of the Master Lease;

               (b) The acceptance of rent or any other sums by Landlord from Sublessee shall not be deemed a waiver by Landlord of any provisions of the Master Lease;

               (c) Landlord's consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment;

               (d) No amendments, changes or modifications shall be made to this Sublease without the prior written consent of Landlord.

          10. NOTICES. Any and all notices, approvals or demands required or permitted under this Sublease shall be in writing, shall be served either personally, by United States certified mail, postage prepaid, return receipt requested or by reputable overnight carrier that issues written receipts and, shall be deemed to have been given or made on the day on which it was received and shall be addressed to the parties at the addresses set forth below. Any party may, from time to time, by like notice, give notice of any change of address, and in such event, the address of such party shall be deemed to have been changed accordingly. The address for each party is:


                  If to Sublessor:        Kennedy-Wilson, Inc.
                                          9601 Wilshire Blvd., Suite 220
                                          Beverly Hills, CA  90210
                                          Attn:  Property Management Department




                  If to Sublessee:        eTOYS INC.
                                          3100 Ocean Park Boulevard, Suite 300
                                          Santa Monica, California 90405
                                          Attn:  Ms. Lisa Turco

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          11.  BROKERS. Sublessor and Sublessee warrant to each other and to
Landlord that each has had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, except for Cresa Partners LLC and Kennedy-Wilson Properties, Ltd. (individually and collectively, the "Broker"), whose commissions shall be payable solely by Sublessor and that neither Sublessor nor Sublessee knows of any real estate broker or agent (other than the Broker) who is or might be entitled to a commission in connection with this Sublease. Sublessor and Sublessee each hereby agree to indemnify, defend and hold harmless the other and Landlord from and against any losses, causes of action, liabilities, damages, claims, demands, costs and expenses (including reasonable attorneys' fees and costs) incurred, or to be incurred, by reason of any breach of the foregoing warranty by either party hereto with respect to any such dealings with any and all real estate broker(s) or agent(s) (other than the Broker).

          12. INDEMNITY. Sublessee hereby agrees to indemnify, protect, defend and hold Sublessor harmless from and against any and all claims, losses and damages, including without limitation, reasonable attorneys' fees and disbursements, (A) which may at any time be asserted against Sublessor by (i) the Landlord for failure of Sublessee to perform any of the covenants, agreements, terms, provisions or conditions contained in the Master Lease which by reason of the provisions of this Sublease Sublessee is obligated to perform, or (ii) any person by reason of Sublessee's use and/or occupancy of the Premises and (B) resulting from any failure by Sublessee to comply with the terms of this Sublease and the Master Lease to the extent incorporated herein, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Sublessor, including without limitation, the negligence or willful misconduct of Landlord to the extent incorporated herein by incorporation of the Master Lease. The provisions of this Section 12 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease.

          13. PARKING. Sublessee shall have the use of its pro-rata share of the parking spaces in the Project that Sublessor is entitled to use with respect to the Premises upon the terms of the Master Lease, as amended, upon payment of Landlord's parking fee and subject to parking rules and regulations as may be instituted from time-to-time by Landlord or its agents.

          14. SEVERABILITY. If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

          15. ENTIRE AGREEMENT; WAIVER. This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof, in whole or in part, unless such agreement is in writing and signed by the parties hereto.

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          16.  FURTHER ASSURANCES. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.

          17. ATTORNEYS' FEES. In the event of the bringing of any action or suit by any party hereto against another party hereunder alleging a breach of any of the covenants, conditions, agreements or provisions of this Sublease, the prevailing party shall recover all reasonable costs and expenses of suit, including without limitation, reasonable attorneys' fees, consultants fees and fees of expert witnesses.

          18. CHOICE OF LAW. This Sublease shall be governed by and construed in accordance with the laws of the State of California.

          19. POWER AND AUTHORITY. Each of the persons executing this Sublease on behalf of Sublessee and Sublessor respectively warrant and represent to the other that they have full power and authority to execute this Sublease and bind their respective parties hereto.

          20. COUNTERPARTS. This Sublease may be executed in one or more counterparts, each of which shall be deemed original, and all of which together shall constitute one and the same instrument.

          21. SUBLETTING & ASSIGNMENT. Subject to all of the rights of Landlord under the Master Lease and the restrictions contained in the Master Lease, Sublessee shall be entitled to assign this Sublease or to sublet all or any portion of the Premises, subject to obtaining the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed by Sublessor; provided however, it shall be deemed reasonable for Sublessor to deny its consent with respect to any sublease or assignment of this Sublease if Landlord does not consent to the same. Except to the extent provided in the Master Lease, as between Sublessor and Sublessee, neither (i) an assignment or subletting of all or a portion of the Premises to an entity which is controlled by, controls or is under common control with Sublessee, or to a purchaser of all or substantially all of the assets of Sublessee or of an entity which is controlled by, controls or is under common control with Sublessee; (ii) a transfer, by law or otherwise, in connection with the merger, consolidation or other reorganization of Sublessee or of an entity which is controlled by, controls or is under common control with Sublessee; (iii) the use by any party funded by Sublessee; or (iv) the temporary use or occupancy of portions of the Premises by a party or parties in connection with the transaction of business with Sublessee or an entity which is controlled by, controls or is under common control with Sublessee, shall be a transfer requiring Sublessor's consent under this Section (but shall require the consent of Landlord under the terms of the Master Lease). In any event, Sublessee shall notify Sublessor of any such assignment, sublease or action or use and Sublessor shall coordinate, at Sublessee's expense, obtaining Landlord's consent thereto and no such assignment, sublease, action or use shall release Sublessee of any of its obligations under this Sublease.

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          22.  COPIES OF DEFAULT NOTICE. Sublessor hereby covenants with
Sublessee that Sublessor shall promptly deliver copies of any notice of default received by Sublessor from Landlord pursuant to the Master Lease.

          23. QUIET ENJOYMENT. Provided Sublessee is not in default hereunder beyond the expiration of any applicable notice and cure periods, Sublessee shall peaceably and quietly enjoy the Premises throughout the Term without hindrance by Sublessor, subject to the provisions of this Sublease and the rights of Landlord.

          IN WITNESS WHEREOF, the parties hereto have executed this Sublease to be effective as of the day and year first above written.



                                            "SUBLESSEE":

                                            eTOYS INC.,
                                            a Delaware corporation


                                            By: /s/ JORDAN POSELL
                                               -----------------------------
                                                 Its: Vice President


                                            By: /s/ STEVEN J. SCHOCH
                                               -----------------------------
                                                 Its: Senior Vice President


                                            "SUBLESSOR":

                                            KENNEDY-WILSON, INC.,
                                            a Delaware corporation



                                            By: /s/ WILLIAM J. MCMORROW
                                               -----------------------------
                                                 Its: Chief Executive Officer

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